Exhibit 99.1
news release
QLT BOARD AUTHORIZES EXPLORATION OF STRATEGIC ALTERNATIVES TO
ENHANCE NEAR- TO MID-TERM SHAREHOLDER VALUE

For Immediate Release	November 28, 2007
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) today announced that the Board of Directors has formed a Special Committee to review all strategic alternatives available to the Company. The Special Committee, comprised of three independent directors, has appointed Morrison & Foerster, LLP as legal counsel to report directly to the Committee. The Committee has been charged, among other things with the responsibility for exploring alternative ways to maximize shareholder value, including transactions involving the sale of all or part of the assets of the Company.
The Board of Directors is currently reviewing proposals from several investment bankers and expects to appoint a Financial Advisor in the near future to assist the Special Committee in the evaluation of strategic alternatives.
Boyd Clarke, QLT’s Chairman, said, “The Board of Directors believes that the net value of the assets of the Company exceeds the value represented by the stock price. We had hoped to address that disconnect through the deployment of our current strategic plan. However, as the gap continues to widen we have decided that, other than as contractually required, making significant additional investments in all of our current products and technologies would be inconsistent with our objective of maximizing shareholder value. As a result with the help of external financial advisors we are exploring all strategic options, which may include sale of all or part of the assets of the company.”
About QLT
QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies. Our research and development efforts are focused on pharmaceutical products in the fields of ophthalmology and dermatology. In addition, we utilize three unique technology platforms, photodynamic therapy, Atrigel® and punctal plugs with drugs, to create products such as Visudyne® and Eligard® and future product opportunities. For more information, visit our web site at www.qltinc.com.

QLT Inc.:
Vancouver, Canada
Therese Hayes
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.
QLT Inc. is listed on the NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”
The statement in this press release that the Board of Directors believes that the net value of the assets of the Company exceeds the value represented by the stock price constitutes a “forward-looking statement” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitutes “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Factors that could cause actual events or results to differ materially include, but are not limited to: the Company’s ability to successfully complete the sale of one or more of its assets or operations at an acceptable price and the time period necessary to complete such sales are uncertain: the Company’s future operating results are uncertain and likely to fluctuate; currency fluctuations in primary markets might impact financial results; the risk that future sales of Visudyne and Eligard may be less than expected (including as a result of the timing and impact of existing competitive products and/or new products launched by competitors and the level of physician acceptance of Visudyne in combination with other agents); the Company’s reliance on third parties for the manufacture and marketing of Visudyne and Eligard; the timing, expense and uncertainty associated with the development and regulatory approval process for, and the manufacturing and commercialization of, products and technologies; uncertainties associated with the outcome and impact of the appeal of the MEEI decision; the cost of litigation can be unpredictable and may increase our 2007 SG&A expenses and adversely affect financial condition beyond what is currently expected; the outcome and timing of the FDA decision to remove the label restriction on Aczone is uncertain; general economic conditions and other factors, including those described in detail in QLT’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.